EXHIBIT 23.1









Burgers by Farfour, Inc.
203E Royal Poinciana Way
Palm Beach, FL 33480


                          INDEPENDENT AUDITORS' CONSENT

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Burgers by Farfour, Inc. on Form of our report dated September 17, 2001 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.




                                                            /s/Durland & Company
                                                   Durland & Company, CPAs, P.A.


Palm Beach, Florida
27 September 2001